PEAKCART GROUP CORP
SHAREHOLDER LIST FOR
PREFERRED SERIES A

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ACCOUNT NUMBER	NAME	ADDRESS	SHARES	PERCENTAGE
PYB_PAC 00012	BIOCUBE INC	612 GREENLEAF DR WEST COVINA CA 91792	110	100.00%
		12/31/2025 TOTAL OUTSTANDING	110	100.00%

CORPORATE SECRETARY ATTEST
/s/ Lisu Shi
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